Exhibit 10.1

FIRST AMENDMENT TO THE RENTECH, INC. AMENDED AND RESTATED
2006 INCENTIVE AWARD PLAN

THIS FIRST AMENDMENT TO THE RENTECH, INC. AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN, made as of November 2, 2009 (this “Amendment”), is made and adopted by Rentech, Inc., a Colorado corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company maintains the Amended and Restated 2006 Incentive Award Plan (the “Plan”);

WHEREAS, pursuant to Article 14 of the Plan, the Plan may be amended from time to time by the Company’s Board of Directors (the “Board”); and

WHEREAS, the Board desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan be amended as follows, effective as of November 2, 2009:

1.	The following sentence is hereby added to the end of the last paragraph of Section 2.4 of the Plan:

“Notwithstanding anything herein or in any Award Agreement to the contrary, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation that is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5), in order to constitute a Change in Control for purposes of payment of such Award.”

2.	The following sentence is hereby added to the end of Section 2.10 of the Plan:

“Notwithstanding anything herein or in any Award Agreement to the contrary, if a Disability constitutes a payment event with respect to any Award which provides for a deferral of compensation that is subject to Section 409A of the Code, the Participant shall only experience a Disability hereunder for purposes of the payment of such Award if the Participant is “disabled” within the meaning of Treasury Regulation Section 1.409A-3(i)(4).”

3.	New Section 2.14A is hereby added to the Plan immediately after existing Section 2.14, as follows:

“2.14A “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.”

4.	Section 2.16 of the Plan is deleted and replaced in its entirety with the following:

“2.16 “Fair Market Value” means, as of any given date, the value of a share of Stock determined as follows:

(i) If the Stock is listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market) or national market system, its Fair Market Value shall be the closing sales price for a share of Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Stock on the date in question, the closing sales price for a share of Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Stock is not listed on an established stock exchange or national market system, but the Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Stock on such date, the high bid and low asked prices for a share of Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) If the Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Committee in good faith.”

5.	Section 11.1 of the Plan is deleted and replaced in its entirety with the following:

“11.1 Adjustments.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Stock or the share price of the Stock other than an Equity Restructuring, the Committee shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 above on the maximum number and kind of shares which may be issued under the Plan, adjustments of the award limits under Section 3.3 of the Plan and adjustments of the manner in which shares subject to Full Value Awards will be counted); (ii) the number and kind of shares of Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.

(b) In the event of any transaction or event described in Section 11.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1, the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of the Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.1(a) and 11.1(b) above:

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustments provided under this Section 11.1(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii) The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the award limits under Section 3.3 of the Plan and adjustments of the manner in which shares subject to Full Value Awards will be counted).

(d) The Committee may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(e) With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 11.1 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Committee determines that the Award should not so qualify. No adjustment or action described in this Section 11.1 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Award is not to comply with such exemptive conditions.

(f) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(g) No action shall be taken under this Section 11.1 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

6.	Section 11.2, as it exists under the Plan immediately prior to the effectiveness of this Amendment, shall continue to apply to all Awards granted under the Plan prior to the effectiveness of this Amendment. With respect only to awards granted upon or after the effectiveness of this Amendment, Section 11.2 of the Plan is hereby deleted and replaced in its entirety with the following:

“11.2 Change in Control.

(a) Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the surviving or successor corporation or a parent or subsidiary of the surviving or successor corporation.

(b) In the event that the surviving or successor corporation in a Change in Control declines for any reason to assume or provide an equivalent substitute for any Award, as determined by the pre-Change in Control Committee in its sole discretion, the Committee shall cause all forfeiture restrictions applicable to such Award to lapse and such Award shall become fully vested and, as applicable, exercisable immediately prior to the consummation of such transaction. If an Award’s applicable forfeiture restrictions lapse and such Award becomes vested (and exercisable, as applicable) in lieu of assumption or substitution of an equivalent award in connection with a Change in Control, the Committee shall notify the Participant that the Award will be deemed to be exercised, if applicable, and, in any event, settled upon the occurrence of the Change in Control, and the Award shall terminate upon the Change in Control in exchange for payment of the consideration payable in the Change in Control for such fully vested (and exercised, if applicable) Award.”

7.	Section 15.14 of the Plan is hereby deleted and replaced in its entirety with the following:

“15.14 Code Section 409A. To the extent applicable, the Plan and all Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section; provided, however, that this Section 15.14 does not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action.”

Except as expressly provided herein, all terms and conditions of the Plan and any awards outstanding thereunder shall remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the Board has caused this Amendment to be executed by a duly authorized officer of the Company as of the date first written above.

Rentech, Inc.

By: /s/ D. Hunt Ramsbottom
D. Hunt Ramsbottom
President and CEO